                    EMPLOYMENT AND NON-COMPETITION AGREEMENT

     AGREEMENT, dated and entered into as of the eighth day of January, 1996, by and between American Dental Partners, Inc., a Delaware corporation (the "Company"), and Gregory A. Serrao, a resident of Ohio (the "Executive").

     WHEREAS, the Company desires to engage the full-time services of the Executive;

     WHEREAS, the Executive desires to be so employed by the Company;

     WHEREAS, the Company desires to be assured that the unique and expert services of the Executive will be available solely to the Company on such full-time basis, and that the Executive is willing and able to render such services on the terms and conditions hereinafter set forth;

     WHEREAS, the Company desires to be assured that the confidential information and good will of the Company will be preserved for the exclusive benefit of the Company; and

     NOW, THEREFORE, in consideration of such employment and the mutual covenants and promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive agree as follows:

     Section 1.  Employment.  The Company hereby employs the Executive as
                 ----------
its President and Chief Executive Officer, and the Executive hereby accepts such employment, under and subject to the terms and conditions hereinafter set forth.

     Section 2.  Term.  Unless sooner terminated as provided in Section 7,
                 ----
the term of employment under this Agreement shall begin on the date hereof, and shall conclude on the fifth anniversary of such commencement (the "Initial Term", whether the full term or the term ending pursuant to a termination under
Section 7). This Agreement shall be renewed for additional consecutive one year terms ("Renewal Terms") unless either party shall give to the other written notice not less than thirty (30) days prior to the end of the Initial Term or any Renewal Term that it or he does not wish to renew this Agreement. The Initial Term, as it may be so extended, is referred to herein as the "Term".

     Section 3.  Duties.  The Executive shall serve as President and Chief
                 ------
Executive Officer of the Company, reporting only to the Board of Directors of the Company (the "Board"). As President and Chief Executive Officer, the Executive shall have the responsibility and broad authority to manage and direct the affairs and operations of the Company, subject only to the reasonable authority and control of the Board and such reasonable guidelines and policies as the Board may from time to time approve. Such responsibility and authority shall include, without limitation, recruiting, hiring, and firing senior management personnel, consultants, accountants, attorneys, and other professionals and agents of the Company, establishing the terms and conditions of their employment or retainer, preparation of an annual budget and operating plan for review by the Board, establishing operating strategies, policies, and objectives of the Company, identifying and negotiating with on behalf of the Company appropriate acquisition candidates and performing such additional duties, consistent with the foregoing, as the Board may reasonably assign to the Executive from time to time. The Executive hereby agrees to devote his full business time and best efforts to the performance of such duties and to the promotion and forwarding of the business and affairs of the Company during the Term; provided that the Executive shall be entitled (i) to devote time to professional activities, including without limitation attendance at business and trade conventions and meetings of other professional associations, (ii) to devote time and attention to his personal investments, (iii) to provide transitional assistance to Cardinal Health, Inc. and its subsidiaries ("Cardinal") through January 31, 1996 and to remain as an employee of Cardinal through March 19, 1996 and to
(iv) take periodic vacations and sick leaves as may be provided generally to the Company's executive personnel or provided in this agreement, in each case so long as such other matters do not interfere materially with the performance of the Executive's duties and obligations hereunder.

     Section 4.  Salary Compensation.  In consideration of the services
                 -------------------
rendered by the Executive under this Agreement, the Company shall pay the Executive a base salary (the "Base Salary") at the initial annualized rate of One Hundred Fifty Thousand Dollars ($150,000). The Base Salary shall be paid in such installments and at such times as the Company pays its regularly salaried executive employees, and the Board shall review on an annual basis the Base Salary from time to time in its sole discretion; provided, however, that in no event shall the Base Salary be reduced as the result of any such review or otherwise.

     Section 5.  Bonus Compensation.  Promptly after the commencement of
                 ------------------
the Term, with respect to the first fiscal year of the Company, and on an annual basis thereafter with respect to each succeeding fiscal year, the Company shall adopt a bonus plan for management personnel with respect to each such fiscal year (the "Bonus Plan"). The Bonus Plan shall be based upon objectives, and bonus percentages tied to the extent of achievement of those objectives, which the Executive shall prepare and submit to the Board for its approval, which approval shall not be unreasonably withheld or delayed. The Bonus Plan shall provide that the Executive shall be entitled to earn a bonus each year in an amount equal to a percentage, up to sixty percent (60%), of his Base Salary for that year, determined based upon the extent of achievement of the Bonus Plan objectives approved by the Board relating to the Executive for that year. Each bonus payable to the Executive under the Bonus Plan shall be paid not later than the first to occur of (i) ten days after receipt of financial statements for the applicable fiscal year or (ii) the date which is 100 days after the end of such fiscal year.

     Section 6.  Benefits.  In addition to the compensation detailed in
                 --------
Sections 4 and 5 of this Agreement, the Executive shall be entitled to the following additional benefits:

     Section 6.01.  Paid Vacation.  The Executive shall be entitled to four
                    -------------
(4) weeks paid vacation per calendar year, such vacation to extend for such periods and to be taken at such intervals as shall be appropriate and consistent with the proper performance of the Executive's duties hereunder. The Executive shall also be entitled to such paid holidays and other time off as may be provided to the Company's executive personnel.

     Section 6.02   Insurance Coverage.  As soon as reasonably practicable
                    ------------------
after the commencement of the Term, the Company shall adopt, and shall provide to the Executive during the Term, group health, life and disability insurance plans for its executive employees. Such plans shall be proposed by the Executive for the Board's approval, which approval shall not be unreasonably withheld or delayed, and such plans shall provide coverage substantially
comparable to that set forth on Schedule 1 attached hereto.   Until such group
                                ----------
plans can be put in place, the Company shall fund interim insurance coverage substantially comparable to that set forth on Schedule 1 attached hereto;
                                              ----------
provided that it shall be Executive's responsibility to implement such coverage.

     Section 6.03.  Reimbursement of Expenses.  The Company shall reimburse
                    -------------------------
the Executive for all reasonable expenses actually incurred by the Executive in connection with the business affairs of the Company and the performance of his duties hereunder, including without limitation those incurred prior to the execution of this Agreement or commencement of the Term. The Executive shall comply with such reasonable limitations and reporting requirements with respect to such expenses as the Board may establish from time to time.

     Section 6.04.  Options.  The Company shall provide the Executive with
                    -------
options (the "Stock Options") to acquire 45,045 shares (subject to adjustment in the event of a stock split, stock dividend or the like) of common stock, par value $.01 per share (the "Common Stock"), of the Company pursuant to a separate stock option plan and agreement of even date (the "Initial Option Plan") pursuant to which there shall be reserved for issuance 60,060 shares of Common Stock outstanding on a fully diluted basis. The Executive also shall be entitled to participate in such additional stock option or equity-based incentive plans adopted by the Company from time to time for its executive personnel but unless otherwise approved by the Board of Directors, the Executive shall not be entitled to further participation in the Initial Option Plan.

     Section 6.05.  Relocation Expenses.  The Company shall pay the
                    -------------------
Executive the following reasonable fees and expenses associated with his relocation to the Boston, Massachusetts metropolitan area or any other area in which the Company has operations or completes an acquisition and to which the Board requests that the Executive relocate, it being understood that the Company may not require the Executive to further relocate after his relocation to the Boston metropolitan area (in any event, the "New Location"):
(i) brokerage fees and reasonable and customary legal fees and closing costs incurred with respect to the sale of the Executive's home in Dublin, Ohio and his purchase of a home in the New Location, and (ii) moving and storage expenses, including without limitation (i) charges for packing, crating, loading, van transportation, and unloading of household furnishings, clothing, and other property, all insured at full replacement value, and shipment of up to two automobiles, (ii) travel expenses during the relocation, including without limitation up to two (2) trips by the Executive's family to the New Location,
(iii) temporary living expenses in the New Location for up to two (2) months, including without limitation lodging, meals and local transportation prior to delivery of a personal vehicle, (iv) costs incurred in connection with the search for a new residence, including without limitation expenses of the Executive and his family for up to two (2) trips to the New Location, lodging, and meals, and (v) telephone, fax, and other miscellaneous costs and expenses associated with such relocation.

     Section 6.06.  Indemnification.  The Company shall indemnify the
                    ---------------
Executive, to the fullest extent permitted under applicable law, against any and all liabilities, claims, judgments, fines, expenses (including without limitation reasonable attorney's fees and court costs), and amounts paid in settlement (collectively "Claims") incurred by the Executive in connection with any threatened, pending or completed action, suit, claim, or proceeding (whether civil, criminal, administrative or investigative, and including without limitation any actions by or in the right of the Company) to which the Executive is, was, or at any time becomes a party, or is threatened to be made a party as a result, directly or indirectly, of serving as a director, officer, employee, or agent of the Company or at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, trust, or other enterprise or entity; provided, however, that the Executive shall not be entitled to indemnification with respect to any claim to the extent that such Claim is attributable to the Executive's gross negligence or willful misconduct. Such indemnification shall include, without limitation, to the fullest extent permitted by applicable law, payment as incurred of related expenses and costs upon receipt by the Company of an undertaking from the Executive to the effect that he will repay all such payments if it is ultimately determined by a court of competent jurisdiction that he is not entitled to indemnification. The rights of the Executive under this section shall be in addition to any other rights to indemnification which the Executive may have under the organizational documents of the Company or applicable law.

     Section 6.07.  Tax Offset Bonuses.  In addition to the bonuses
                    ------------------
provided for in Section 5, the Company shall pay to the Executive additional bonuses in an amount equal to the result obtained when (i) all income earned or deemed earned by the Executive in connection with the issuance or release from restrictions of the shares of Common Stock described in Section 12 is divided by the difference between one and the then-applicable Aggregate Tax Rate (defined below), and (ii) the resulting quotient is reduced by the amount of such income. Each such bonus shall be paid not later than fifteen (15) calendar days prior to the date on which the related tax becomes payable by the Executive (including without limitation tax resulting from any adjustments as a result of an audit). The Executive shall file on a timely basis an election under Section 83(b) of the Internal Revenue Code with respect to the shares of Common Stock subject to repurchase under Section 12.

     For purposes of this Agreement, the "Aggregate Tax Rate" shall mean, at any time, the sum of the maximum individual income tax rates then in effect, using for this purpose the highest tax rates then in effect, using for this purpose the highest tax rates applicable to individuals under the federal laws and the laws of all states, counties, cities, and other municipalities or governmental jurisdictions to which the Executive is then required to pay taxes with respect to the income described in the preceding paragraph, including without limitation any surtaxes but excluding consideration of any so-called alternative minimum tax. For purposes of the calculations under the preceding paragraph, the Aggregate Tax Rate shall be expressed as the decimal equivalent of the aggregate applicable tax rate percentages.

     Section 6.08.  Other Benefits.  The Executive shall be entitled to
                    --------------
participate in all other benefit programs made available to senior executives of the Company (subject to the limitation set forth in Section 6.04 with respect to participation in the Initial Option Plan) and such other benefits as may be agreed upon by the parties from time to time. The Executive's benefits and perquisites under this Agreement shall be reviewed by the Board not less often than annually for appropriate increases, if any, and shall not be decreased during the Term without the Executive's consent; provided that the Company may replace a benefit with another benefit of equivalent value.

     Section 7.  Termination.  This Agreement shall be terminated at the
                 -----------
end of the Initial Term or any Renewal Term (in each case if not renewed as herein provided), or earlier as follows:

     Section 7.01.  Death.  This Agreement shall terminate upon the death
                    -----
of the Executive, except that the compensation provided in Section 4 shall continue through the end of the month in which the Executive's death occurs.

     Section 7.02.  Permanent Disability.  In the event of any physical or
                    --------------------
mental disability of the Executive rendering the Executive unable to perform his duties hereunder for a period of at least one hundred twenty (120) consecutive days or one hundred eighty (180) days within any three hundred and sixty (360) consecutive days, the Company may terminate this Agreement upon notice to the Executive following the end of such period. Any determination of disability shall be made by a qualified independent physician or physicians selected by the Board, the fees and expenses of which will be paid by the Company. The failure of the Executive to submit to a reasonable examination by such physician or physicians, at a reasonable time and location and following reasonable notice, shall serve to bar the Executive from objecting to any determination of disability by the Board.

     Section 7.03.  By The Company For Cause.  The employment of the
                    ------------------------
Executive may be terminated by the Company for Cause (as defined below) at any time effective upon written notice to the Executive, subject to the following provisions of this section. The Company shall provide the Executive with at least ten (10 ) days' prior written notice of a Board meeting at which a termination for Cause will be considered and the Executive will have an opportunity to attend and participate in that meeting. If the Company elects to terminate the Executive's employment under this Agreement for Cause, then Cause must be determined to exist by the Board by the adoption by the affirmative vote of not less than a majority of the entire membership of the Board (which majority for purposes of this Section must include at least two of the Directors designated pursuant to Section 6(c) of the Shareholders' Agreement of even date) of one or more resolutions containing a finding that the Executive was guilty of the conduct constituting Cause and specifying such conduct, a copy of which resolution shall be furnished to the Executive along with the notice of termination of his employment for Cause. For purposes hereof, the term "Cause" shall mean only any one or more of the following has occurred:

                (a) The Executive shall have been convicted of, or shall have pleaded guilty or nolo contendere to, any felony;
                                  ---------------

                (b) The Executive shall have wilfully failed or refused to perform his duties hereunder in carrying out the lawful and reasonable directives of the Board which are consistent with this Agreement and such willful failure or refusal shall have continued for a period of fifteen (15) days following written notice from the Board specifying such willful failure or refusal in reasonable detail;

                (c) the Executive shall have breached any provision of Section 9 hereof which shall have resulted in a material and adverse effect on the business or financial condition of the Company;

                (d) The Executive shall have breached any provision of Section 10 hereof and such breach shall have continued for a period of ten (10) days following written notice from the Board specifying such breach in reasonable detail; or

                (e) the Executive shall have committed any (i) fraud or embezzlement, or (ii) any other act of dishonesty against the Company which has a material and adverse effect on the Company.

     Section 7.04.   By the Company without Cause.  At any time after the
                     ----------------------------
date which is eighteen (18) months after commencement of the Term, the Company may terminate the Executive's employment without Cause effective upon not less than 90 days' prior written notice to the Executive.

     Section 7.05.   By the Executive Without Good Reason. The Executive
                     ------------------------------------
may terminate this Agreement at any time during the Term without Good Reason (as defined below) effective upon at least ninety (90) days' prior written notice to the Company.

     Section 7.06.   By the Executive for Good Reason.  The Executive may
                     --------------------------------
terminate this Agreement at any time upon written notice to the Company for "Good Reason", which term shall mean only one or more of the following:

                (a) The Company shall have failed to provide the Executive with the compensation payable hereunder or shall have reduced such compensation payable hereunder, or shall have materially reduced the other benefits to which the Executive is entitled hereunder, and such failure shall have continued for fifteen (15) days after notice from the Executive to the Board of Directors, specifying such failure or reduction in reasonable detail;

                (b) The Company shall have (i) effected any material diminution or reduction in the Executive's responsibilities, authority, title or position with respect to his employment by the Company or (ii) assigned to the Executive responsibilities or duties inconsistent with his position as President and Chief Executive Officer or this Agreement, and such diminution, reduction or assignment shall have continued for ten (10) days after notice from the Executive to the Board, specifying such diminution, reduction or assignment in reasonable detail;:

                (c) The Company shall have failed to fulfill any of its other obligations under this Agreement, and such failure shall have continued for thirty (30) days after notice thereof to the Board, specifying such failure in reasonable detail;

                (d) A Change of Control (as herein defined) shall have occurred; provided, however, that if in connection with such Change of Control the Executive shall be afforded the opportunity to continue in his position as President and Chief Executive Officer, with responsibilities, authority, Base Salary and other benefits and terms no less favorable to the Executive than those enjoyed by the Executive prior to the transaction which resulted in such Change of Control (provided that while the Executive may exercise any rights which he may have under options granted pursuant to the Initial Option Plan, he shall not be entitled to receive new comparable option benefits following such Change of Control), then the Executive's termination of this Agreement for Good Reason may not be effective earlier than the first anniversary of such Change of Control transaction. For purposes of this Agreement, a Change of Control shall occur if (x) from and after the date the Company has consummated its first public offering of securities, as a result of one or more transactions (other than public offerings of securities by the Company) a person or group of persons acting in concert, other than Summit Ventures IV, L.P. and the Executive and their respective affiliates, shall own collectively a majority of the voting securities of the Company or shall have the right to elect a majority of the Board; or (y) prior to consummation by the Company of its first public offering, Summit Ventures IV, L.P. and the Executive and their respective affiliates shall cease to own a majority of the voting securities of the Company; provided that in making such determination there shall be excluded any voting securities issued pursuant to an acquisition recommended to the Board by the Executive; or

                (e) The Company shall issue voting securities, and as a result of such issuance, the Executive (together with any person to whom he Shares after the date hereof) shall cease to own at least ten percent (10%) of the voting securities of the Company (calculated on a fully diluted basis, including, without limitation after giving effect to the conversion of the Company's Series A Preferred Stock and the exercise of any option or warrant then outstanding, regardless of whether then exercisable); provided, however, that this Section 7.06(e) shall not apply to, and there shall be disregarded in making any calculations under this Section 7.06(e), any voting securities issued (i) pursuant to an acquisition recommended to the Board by the Executive; or (ii) pursuant to a public offering which constitutes a Qualified Public Offering, as defined in Article IX of a certain Series A and Series B Preferred Stock Purchase Agreement of even date among the Company, the Executive and others (the "Stock Purchase Agreement").

     Section 7.07   Termination of Financing Commitment.  If pursuant to
                    -----------------------------------
Section 1.6 of the Stock Purchase Agreement Purchasers (as defined in the Stock Purchase Agreement) terminate their commitment to purchase Purchased Shares (as defined in the Stock Purchase Agreement), then the Executive may terminate this Agreement at any time thereafter upon notice to the Company.

     Section 8.  Termination Payments and Benefits.
                 ---------------------------------

     Section 8.01.  Voluntary Termination; Election Not to Renew;
                    ---------------------------------------------
Termination For Cause; Death or Disability.  Upon any termination of this
------------------------------------------
Agreement:  (a) voluntarily by the Executive
without Good Reason as defined in Section 7.06; (b) upon the election by the Executive or the Company not to renew this Agreement at the end of the Term or any Renewal Term pursuant to Section 2; (c) by the Company for Cause pursuant to
Section 7.03; (d) upon the death of the Executive as provided in Section 7.01;
(e) upon the disability of the Executive as defined in Section 7.02; or (f) by the Executive pursuant to Section 7.07, all payments, salary and other benefits hereunder shall cease at the effective date of termination, and the Executive shall be entitled to receive only (i) Base Salary accrued through the date of termination, or in the case of death, through the end of the month in which death occurs; (ii) reimbursement under Section 6.03 for expenses incurred through the date of termination; (iii) to the extent required under applicable law, continued participation, at the Executive's expense, in the health, disability, and other insurance benefit programs of the Company; and (iv) unless the termination is by the Company for Cause pursuant to Section 7.03 or by the Executive without Good Reason pursuant to Section 7.06, , his pro rata share of
                                                              --- ----
any bonus which otherwise would have been payable under Section 5 with respect to the year in which termination of employment occurs. The Executive's pro rata
                                                                        --- ----
share of any such bonus shall be equal to the amount of any bonus payable with respect to such year times a fraction, the numerator of which is the number of days of such year during which the Executive was employed by the Company, and the denominator of which is 365. Any such pro rata bonus shall be paid at such
                                           --- ----
time as such bonus would otherwise have been paid.

     Section 8.02.  Termination without Cause; Termination for Good Reason.
                    ------------------------------------------------------
In the event that this Agreement is terminated (a) by the Company without Cause (as defined in 7.03); or (b) by the Executive for Good Reason (as defined in
Section 7.06), the Executive shall receive as a termination settlement an amount equal to twelve (12) month's Base Salary at the level in effect at the effective date of termination (the "Termination Payment"). The Termination Payment shall be paid in twelve (12) consecutive monthly installments on the first business day of each month, commencing on the first such day of the month immediately following the month in which termination occurs. The Executive shall also continue to receive during such twelve (12) month period, at the Company's cost, health, disability, and other insurance benefits of the type required under Section 6.02. In addition, the Executive shall be entitled to receive (i) Base Salary accrued through the date of termination; (ii) reimbursement under Section 6.03 for expenses incurred through the date of termination; (iii) to the extent required under applicable law, continued participation, at the Executive's expense, in the health, disability, and other insurance benefit programs of the Company after the 12-month continuation period described in the preceding sentence; and (iv) his pro rata share of any bonus
                                                  --- ----
which otherwise would have been payable under Section 5 with respect to the year in which termination of employment occurs, calculated and paid in the manner described in Section 8.01.

     Section 8.03.  No Other Benefits.  Except as specifically provided in
                    -----------------
Sections 8.01 and 8.02, the Executive shall not be entitled to any compensation, severance or other benefits from the Company or any of its subsidiaries or affiliates upon the termination of this Agreement for any reason whatsoever, and the Executive agrees that he will accept such payments in full and complete satisfaction of any obligations owed to him hereunder.

     Section 8.04.  Survival.  Notwithstanding any other provisions of this
                    --------
Agreement to the contrary, the termination of this Agreement shall not relieve either party of any liabilities or obligations existing at or arising as a result of the termination or any breach of this Agreement. Without limiting the preceding sentence, the provisions of Sections 8.01, 8.02, and 9 through 16, inclusive, shall survive the termination of this Agreement.

     Section 9.  Proprietary Information; Inventions in the Field.
                 ------------------------------------------------

     Section 9.01.  Proprietary Information.  In the course of his service
                    -----------------------
to the Company, the Executive will have access to confidential strategic or technical data, marketing research data, sources of supply and trade secrets, which are confidential and proprietary and are owned or used by the Company, or any of its subsidiaries or affiliates. Such information shall hereinafter be called "Proprietary Information" and shall include any and all items enumerated in the preceding sentence and coming within the scope of the business of the Company or any of its subsidiaries or affiliates as to which the Executive may have access, whether conceived or developed by others or by the Executive alone or with others during the period of his service to the Company, whether or not conceived or developed during regular working hours (if conceived or developed within the scope of the Executive's employment). Proprietary Information shall not include any data or information which: (a) is now or hereafter in the public domain, provided the same are not in the public domain, as a consequence of disclosure directly or indirectly by the Executive in violation of this Agreement, (b) is in the Executive's possession prior to its disclosure to him as an employee of the Company, or (c) is lawfully acquired by the Executive from a third party.

     Section 9.02.  Non-Use and Non-Disclosure.  The Executive shall not
                    --------------------------
during the Term or at any time thereafter (a) disclose, directly or indirectly, any Proprietary Information to any person other than the Company or its Subsidiaries or affiliates or authorized employees thereof at the time of such disclosure, or such other persons to whom the Executive has been specifically instructed or permitted to make disclosure by the Board or its authorized representative or (b) use any Proprietary Information, directly or indirectly, for his own benefit or for the benefit of any other person or entity. At the termination of his employment, the Executive shall deliver to the Company all notes, letters, documents and records which contain Proprietary Information which are then in his possession or reasonable control and shall destroy any and all copies and summaries thereof. Notwithstanding the foregoing, the Executive may make disclosure (i) to the extent required by law, as reasonably determined by the Executive or his legal counsel, and (ii) on a confidential basis to the Executive's lawyers, accountants, and other professional advisors.

     Section 10.  Restrictions on Activities of the Executive.
                  -------------------------------------------

     Section 10.01. Acknowledgments.  The Executive agrees that he is being
                    ---------------
employed hereunder in a key executive capacity with the Company and that the Company is engaged in a highly competitive business and that the success of the Company's business in the marketplace will depend upon its goodwill and reputation for quality and dependability. The Executive further agrees that reasonable limits may be placed on his ability to compete against the Company under certain circumstances as provided herein so as to protect and preserve the legitimate business interests and good will of the Company.

     Section 10.02. General Restrictions.
                    --------------------

          (a) During the Term and, if applicable, for the Non-Competition Period (as defined below), the Executive will not anywhere in the United States engage or participate in, directly or indirectly, as principal, agent, employee, employer, consultant, investor or partner, or assist in the management of, or own any stock or any other ownership interest in, any business which is Competitive with the Company (as defined below). For purposes of this Agreement, a business shall be considered "Competitive with the Company" only if it relates to the acquisition, ownership, operation or management of dental practices or any one or more of the related specialty practices of orthodontics, periodontics, endodontics, pedodontics or oral surgery. Notwithstanding the foregoing, the Executive may own, directly or indirectly, less than 1% of the capital stock of any public corporation.

          (b)  For purposes of this Agreement, the "Non-Competition
Period" shall mean the period of twelve (12) consecutive months after the Executive's employment terminates for any reason; provided however, that in the event of termination under Section 7.02 or 7.07, there shall be no Non-Competition Period; and provided further, however, that in the event the Executive's employment terminates as a result of either party's decision not to renew this Agreement at the end of the Initial Term or any Renewal Term, then the Executive shall not be bound by the provisions of this Section 11.02 after termination of the Agreement unless the Company elects, by notice to the Executive not less than thirty (30) days prior to such termination, to make (A) payments to the Executive, at the level of the Base Salary then in effect, and
(B) provide the benefits described in Section 8.02, both for the period of twelve months after such termination, in which case the Non-Competition Period shall continue for such twelve (12) month period; and provided further than in the event the Company terminates the Executive other than for Cause pursuant to
Section 7.03, or the Executive terminates his employment for Good Reason pursuant to Section 7.06, then the Executive shall be bound by the provisions of this Section 10 only if the Company pays the compensation and provides the benefits required under Section 8.02..

     Section 10.03.  Employees, Customers and Suppliers.   During the Term
                     ----------------------------------
and, if applicable, the Non-Competition Period, the Executive will not solicit, or attempt to solicit, any officer, director, consultant, executive or employee of the Company or any of its subsidiaries or affiliates to leave his or her engagement with the Company or such subsidiary or affiliate nor will he call upon, solicit, divert or attempt to divert from the Company or any of its affiliates or subsidiaries any of their customers or suppliers, of whose names he was aware during the term of his employment with the Company; provided, however, that nothing in this Section 10.03 shall be deemed to prohibit the Executive from calling upon or soliciting a customer or supplier during the Non-Competition Period if such action relates solely to a business which is not Competitive with the Company.

     Section 10.04.  Termination of Restrictions.  Notwithstanding the
                     ---------------------------
foregoing, any restrictions under Sections 10.02 and 10.03 which are applicable during the Non-Competition Period (if applicable) shall terminate automatically, without terminating or modifying any obligations of the Company, if the Company fails to make any payment, or fails to perform any of its other obligations, during the Non-Competition Period and such failure continues for 10 days after notice of such failure from the Executive.

     Section 10.05.  Acknowledgment.  THE EXECUTIVE REPRESENTS AND WARRANTS
                     --------------
THAT HE HAS READ CAREFULLY THE PROVISIONS OF THIS AGREEMENT AND HAS REVIEWED THE SAME WITH HIS COUNSEL, AND ACKNOWLEDGES THAT THE RESTRICTIONS CONTAINED IN
SECTION 9 AND 10 HEREOF ARE REASONABLE IN BUSINESS AND GEOGRAPHIC SCOPE, ARE REASONABLE IN DURATION, AND ARE IMPORTANT TO THE PROTECTION OF THE COMPANY'S GOODWILL AND ITS COMPETITIVE POSITION IN THE MARKETPLACE.

     Section 11.  Remedies.  It is specifically understood and agreed that
                  --------
any breach of the provisions of Section 9 or 10 of this Agreement is likely to result in irreparable injury to the Company and that the remedy at law alone may be an inadequate remedy for such breach, and that in addition to any other remedy it may have, the Company shall be entitled to seek the specific performance of this Agreement by the Executive and to seek both temporary and permanent injunctive relief (to the extent permitted by law) without the necessity of proving actual damages. All rights and remedies of each party under this Agreement are cumulative and in addition to all other rights and remedies which may be available to that party from time to time, whether under this Agreement, at law, in equity, or otherwise.

     Section 12.  Shares Subject to Repurchase.  Prior to commencement of
                  ----------------------------
the Term, the Company has sold to the Executive 50,000 shares of Common Stock (the "Shares"). Such shares are fully paid and nonassessable but shall be subject to repurchase by the Company in certain events, as follows:

          (a) Initially, all 50,000 Shares issued to the Executive shall be subject to repurchase by the Company, as its option, in the event of termination of his employment, subject to the following provisions of this Section 12. On the last day of each calendar month, commencing with January 31, 1996, and continuing on the last day of each calendar month thereafter through and including January 31, 2000, 1,042 Shares shall be automatically released from such repurchase restriction, and after January 31, 2000, no Shares shall remain subject to such repurchase right.

          (b) In the event of a Change of Control, all repurchase rights of the Company with respect to the Shares shall terminate.

          (c) In the event of termination of the Executive's employment by the Company without Cause as (defined in Section 7.03) and other than upon death or disability, or in the event the Executive terminates his employment under
Section 7.06 or Section 7.07, then in addition to the Shares released from the Company's repurchase rights under Section 12(a), there shall be automatically released from such repurchase right an additional 12,504 Shares, effective as of the date of such termination.

          (d) In the event that the Executive's employment with the Company terminates prior to January 31, 2000 as a result of his death, his termination by the Company under Section 7.02 or by the Company without Cause (as defined in Section 7.03), or termination by the Executive for Good Reason under Section 7.06, then those Shares which then remain subject to repurchase may, at the option of the Company, be repurchased at the greater of $100,000 or the fair market value thereof, which fair market value shall be determined as provided in
Section 13, and in the event of termination under Section 7.07 those shares which remain unvested may, at the option of the Company, be repurchased at the fair market value thereof as so determined. In the event that prior to January 31, 2000 the Executive's employment terminates for any other reason, those Shares which then remain subject to repurchase may be repurchased by the Company for a purchase price equal to $100,000 multiplied by a fraction having as its numerator the number of Shares which then remain subject to such repurchase and having 50,000 as its denominator.

          (e)   In the event that the Company wishes to exercise its right under
Section 12(d) to repurchase shares from the Executive or his estate or other successor in interest, as the case may be, it shall give written notice to the Executive or his estate or other successor as applicable, to such effect within 60 days following termination of his employment, specifying the number of Shares to be repurchased, and the price to be paid therefor (consistent with Section 12(d)). Such repurchase shall be accomplished within 30 days after the date of such notice, and payment for the Shares repurchased shall be made in cash.

          (f) In addition to the foregoing, if (i) the Company exercises its repurchase option under any of the circumstances described in the first sentence of Section 12(d), (ii) a

Liquidity Event (as defined below) occurs within six months after the termination of the Employee's employment, and (iii) the net proceeds per share payable to the shareholders of the Company (in the event of a Liquidity Event comprised of a sale of stock or assets), or the offering price to the public of shares of Common Stock (in the event of a Liquidity Event comprised of a public offering) exceeds the amount paid to the Executive under Section 12(e), then the Company shall pay to the Executive, in cash, not later than 30 days after such Liquidity Event, an amount equal to the difference between such net proceeds per share or offering price and such amount paid per share under Section 12(e). The term Liquidity Event shall mean the merger or consolidation of the Company pursuant to which those persons who held all of the voting securities of the Company immediately prior to such transaction fail to hold at least a majority of the voting securities of the resulting or surviving corporation, the sale of all or substantially all of the stock or assets of the Company or the consummation of the sale of stock of the Company to the public pursuant to a registration statement filed under the Securities Act of 1933, as amended.

     Section 13. Determination of Value.  For the purposes of Section 13,
                 ----------------------
fair market value of the shares shall be determined as follows:

          (a) Fair market value thereof, as of the date of such proposed repurchase, shall be agreed upon in good faith by the Company and the Executive (or his estate or other successor in interest, as the case may be), taking into account, in valuing such Shares, all relevant facts and circumstances; provided, however, that there shall be no discount to reflect the fact that the Shares are illiquid or that they represent a minority interest in the Company . If no such agreement is reached within sixty (60) days after termination of employment, the fair market value shall be determined by appraisal as set forth below.

          (b) All appraisals shall be undertaken by two appraisers, one selected by the Board and one selected by the Executive (or his estate or other successor in interest, as the case may be). No Director whose Shares are being appraised shall vote on the selection of the appraiser chosen by the Company. The Company and the Executive shall use all reasonable efforts to cause such appraisers to determine the fair market value of the shares within thirty (30) days following the appointment of the last appraiser to be appointed. In the event that the two appraisers agree in good faith on such fair market value, such agreed value shall be used for these purposes. If the appraisers cannot agree but their valuations are within 10% of each other, the fair market value shall be the mean of the two valuations. If the appraisers cannot agree and the differences in the valuations are greater than 10%, the appraisers shall select a third appraiser who will calculate fair market value independently, and, except as provided in the next sentence, the fair market value of the Shares shall be the average of the two fair market values arrived at by the appraisers who are closest in amount. If one appraiser's valuation is the mean of the other two valuations, such mean valuation shall be the fair market value. In the event that the two original appraisers cannot agree upon the fair market value of the Shares within the 30-day period referred to above and cannot agree upon a third appraiser within ten (10) days following the end of the thirty (30) day period referred to above, then the third appraiser shall be appointed by the American Arbitration Association in Boston, Massachusetts. The expenses of the appraiser chosen by the Company will be borne by it, the expenses of the appraiser chosen by the Executive (or his estate or guardian) will be borne by him, and the expenses of the third appraiser, if applicable, will be borne 50% by the Company and 50% by the Executive (or his estate or guardian).

     Section 14.  Severable Provisions.  The provisions of this Agreement
                  --------------------
are severable and the invalidity of any one or more provisions shall not affect the validity of any other provision. In the event that a court of competent jurisdiction shall determine that any provision of this Agreement or the application thereof is unenforceable in whole or in part because of the duration or scope thereof, the parties hereto agree that said court in making such determination shall have the power to reduce the duration and scope of such provision to the extent necessary to make it enforceable, and that the Agreement in its reduced form shall be valid and enforceable to the full extent permitted by law.

     Section 15.  Notices.  All notices hereunder, to be effective, shall
                  -------
be in writing and shall be delivered by hand or mailed by certified mail, postage and fees prepaid, as follows:

               If to the Company:       American Dental Partners, Inc.
                                        c/o Summit Partners, L.P.
                                        28th Floor
                                        600 Atlantic Avenue
                                        Boston, MA   02210
                                        Attn:  Chairman

               If to the Executive:     Gregory A. Serrao
                                        c/o American Dental Partners, Inc.

                                        c/o Summit Partners, L.P.
                                        28th Floor
                                        600 Atlantic Avenue
                                        Boston, MA 02210

or to such other address as a party may notify the other pursuant to a notice given in accordance with this Section 15.

     Section 16.  Miscellaneous.
                  -------------

     Section 16.01.  Modification.  This Agreement constitutes the entire
                     ------------
Agreement between the parties hereto with regard to the subject matter hereof, superseding all prior understandings and agreements, whether written or oral. This Agreement may not be amended or revised except by a writing signed by the parties.

     Section 16.02.  Assignment and Transfer.  This Agreement shall not be
                     -----------------------
terminated by the merger or consolidation of the Company with any corporate or other entity or by the transfer of all or substantially all of the assets of the Company to any other person, corporation, firm or entity. The provisions of this Agreement shall be binding on and shall inure to the benefit of any successor in interest to either party. Neither this Agreement nor any of the rights, duties or obligations of the Executive shall be assignable by the Executive.

     Section 16.03.  Captions.  Captions herein have been inserted solely
                     --------
for convenience of reference and in no way define, limit or describe the scope or substance of any provision of this Agreement.

     Section 16.04   Expenses.  The parties will bear their own costs and
                     --------
expenses incurred in connection with the negotiation and execution of this Agreement; provided that the Company will pay the reasonable fees and expenses (not to exceed $20,000) through the date hereof of counsel for the Executive in connection with the negotiation, preparation and execution of this Agreement and all other agreements relating to the formation, organization, capitalization, or initial financing of the Company.

     Section 16.05   Governing Law.  This Agreement shall be construed
                     -------------
under and enforced in accordance with the laws of the Commonwealth of Massachusetts.

                [The Rest of This page intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as a sealed instrument as of the day and year first above written.

                                           AMERICAN DENTAL PARTNERS, INC.



                                           By: /s/ Martin J. Mannion
                                              ---------------------------
                                            Name:  Martin J. Mannion
                                            Title: Chairman


                                           EXECUTIVE


                                           /s/ Gregory A. Serrao
                                           ------------------------------
                                           Gregory A. Serrao